Exhibit 99.2

"We are a responsibly-driven company focused on achieving the most efficient development of products that address significant unmet needs in CNS disorders and in rare diseases"



SEELOS THERAPEUTICS

SEELOS THERAPEUTICS

Conference Call to Discuss Open-Label Top Line Data for SLS-002

May 17, 2021

FORWARD-LOOKING STATEMENTS

This corporate presentation includes certain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements regarding the intent, belief or current expectations of Seelos Therapeutics, Inc. ("we," "us," "our," the "Company" or "Seelos") and our management team. These forward-looking statements involve known and unknown risks, uncertainties and other important factors that may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.

Words such as "anticipates," "believes," "forecasts," "potential," "goal," "contemplates," "expects," "intends," "plans," "projects," "hopes," "seeks," "estimates," "strategy," "continues," "ongoing," "opportunity," "could," "would," "should," "likely," "will," "may," "can," "designed to," "future," "foreseeable future" and similar expressions and variations, and negatives of these words, identify forward-looking statements. These forward-looking statements are based on the expectations, estimates, projections, beliefs and assumptions of our management based on information currently available to us, all of which are subject to change. These forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results to differ materially from the results contemplated by the forward-looking statements. Many of the important factors that will determine these results and values are beyond our ability to control or predict. You are cautioned not to put undue reliance on any forward-looking statements. Except as otherwise required by law, we do not assume any obligation to update any forward-looking statements.

For additional information about factors that could cause actual results to differ materially from those described in the forward-looking statements, please refer to the Company's filings with the Securities and Exchange Commission, including the risk factors contained in the Company's most recent Quarterly Report on Form 10-Q for the quarter ended March 31, 2021, and the Company's Annual Report on Form 10-K for the year ended December 31, 2020.

This corporate presentation is not an offer to sell or the solicitation of an offer to buy, any securities.

CONFERENCE CALL SPEAKERS

- **Raj Mehra, Ph.D.**
  - Chairman and CEO of Seelos Therapeutics
- **Tim Whitaker, M.D.**
  - Chief Medical Officer of Seelos Therapeutics
- **David V. Sheehan M.D.**
  - Distinguished University Health Professor Emeritus, University of South Florida College of Medicine

SUICIDE IS A GLOBAL EPIDEMIC

- According to WHO, ~800,000 people globally die yearly by suicide – one person every 40 seconds
- In the US, suicide is the 2nd leading cause of death in individuals between the ages of 10-34 and the 4th leading cause of death in ages 35-54
- In 2019, ~48,000 suicides occurred in the US, and over 6,000 of those were veterans of our armed forces – on average 22 veterans commit suicide every day
- Annually, more police officers and firefighters die by suicide than in the line of duty
- More than 1 million people are admitted to the ER annually in the US for suicidality
- The impact from COVID-19 on mental health will likely be felt for years to come

PROOF-OF-CONCEPT TRIAL DESIGN FOR SLS-002

Design (PoC Study)

- Two-part – Open label (n=17) followed by double blind (n~120)
- Initiated in hospital, followed by outpatient phase once stabilized
  - Two-week (16 days) treatment period (~7 days inpatient / 9 days outpatient)
  - Dosing 2x/week for total of five doses of 90mg of SLS-002
  - Two-week safety follow-up

Primary Endpoint

- The change in the Montgomery-Åsberg Depression Rating Scale (MADRS) total score from baseline at 24 hrs following the initial dose

Secondary Endpoints

- Includes change from baseline at 24 hrs in the:
  - Clinical Global Impression Scale for Suicidal Ideation and Behavior Scale (CGIS-SI/B)
  - Sheehan-Suicidality Tracking Scale (S-STS)
  - Patient Global Impression of Severity for Suicidal Ideation and Behavior (PGIS-SI/B)
- Measures will also be assessed for changes in CGIS-SI/B, S-STS, PGIS-SI/B, and MADRS from baseline to 16 days

SEELOS THERAPEUTICS

SLS-002 STUDY ENROLLMENT CRITERIA

This study enrolled 17 patients diagnosed with MDD requiring psychiatric hospitalization due to significant risk of suicide and:

- Baseline total score of ≥ 28 points on the Montgomery-Åsberg Depression Rating Scale (MADRS)
- Score of 5 or 6 on MADRS Item-10
- Total score of ≥ 15 points on the Sheehan-Suicidality Tracking Scale (S-STS)
- History of previous suicide attempt(s), as confirmed on the Columbia Suicide Severity Rating Scale (C-SSRS) with a history of at least one actual attempt, or if the attempt was interrupted or aborted, is judged to have been serious in intent

DETAILED SUMMARY OF MADRS AND MADRS ITEM-10 DATA

MADRS

- 76.5% response rate on Day 1; 92.9% response rate on Day 16; and 100% response rate on Day 29 (14 days after the last dose on Day 15)
- Remission rate on Day 1 = 35.3%; Day 16 = 78.6%; and Day 29 = 76.9%
- Total Score (baseline) = 39.4; Day 1, mean = 14.5; Day 16, mean = 7.4; and Day 29, mean = 6.3

MADRS Suicide Item-10

- 94% response rate on Day 1 and 100% response rate on Day 16
- Baseline mean = 5.2; Day 1, mean = 0.8; Day 16, mean = 0.1; Day 29, mean = 0.0

SEELOS THERAPEUTICS

DETAILED SUMMARY OF SUICIDE SCALES DATA

CGIS-SI/B

- 94% patients had ≥ 1 point within-patient change from their baseline on Day 1 and 100% of patients on Day 16 had ≥ 1 point change and 86% had 2 or 3 point within-patient change from their baseline
- Baseline = 3.8; Day 1, mean = 1.6; and Day 16, mean = 1.1

S-STS

- 94% of patients had ≥ 14 points within-patient change from their baseline and 1 patient (6%) had a 4 point within-patient change on Day 1
- Total Score baseline = 22.4; Day 1, mean = 1.7; and Day 16 and Day 29 values were 0.0 for all patients

PGIS-SI/B

- 94% of patients had ≥ 1 point within-patient change from their baseline on Day 1 and 100% of patients on Day 16 had ≥ 1 point change and 86% had 2 or 3 points within-patient change from their baseline
- Baseline = 3.5; Day 1, mean = 1.6; and Day 16, mean = 1.0

DETAILED SUMMARY OF SAFETY RESULTS

Clinician Administered Dissociative States Scale (CADSS)

•Change from baseline (at 40 minutes) = 3.8 after first dose and 1.0 at 1 hour post first dose, 2.6 on Day 4 (after second dose) and 0.3 on Day 8 (after third dose)

Hemodynamic Effects

•Systolic BP: Baseline = 119.8; 1 hour (post first dose) = 126.3; 2 hours (post first dose) = 121.1

•Diastolic BP: Baseline = 78.9; 1 hour (post first dose) = 81.1; 2 hours (post first dose) = 78.5

Modified Observer's Assessment of Alertness/Sedation Scale (MOAA/S)

•Baseline (pre-dose) 17.6% scored a 4 (i.e., 82.4% scored a 5) and post dose at all timepoints on Day 1 and thereafter, > 82.4% scored a 5.

•No subject scored < 4 at any timepoint

SEELOS THERAPEUTICS

SLS-002 SHOWED CLINICAL IMPROVEMENTS ACROSS ALL FOUR SCALES

	BASELINE (n=17)	DAY 1 (n=17)	DAY 16 (n=14)
MADRS (0-60 scale, ≤12 is remission)	39.4	14.5	7.4
CGIS-SI/B (1-5 scale, 1=not at all, 5=extremely suicidal)	3.8	1.6	1.1
S-STS (0-52 scale, higher score equated to higher suicidality)	22.4	1.7	0.0
PGIS-SI/B (1-5 scale, 1=not present, 5=extremely severe)	3.5	1.6	1.0
MADRS Item-10 (0-6 scale, ≤3 is defined as a response)	5.2	0.8	0.1

THANK YOU!

Contact information:

Anthony Marciano
Head of Corporate Communications
Seelos Therapeutics, Inc.
anthony.marciano@seelostx.com